Exhibit 3(ii)

AMENDED AND RESTATED BY-LAWS

OF

HAWAIIAN ELECTRIC INDUSTRIES, INC.

March 7, 2006

ARTICLE I

NAME AND SEAL

Section 1. The name of the corporation shall be

HAWAIIAN ELECTRIC INDUSTRIES, INC.

Section 2. The seal of the corporation shall be in such form as the board of directors shall determine from time to time.

ARTICLE II

STOCKHOLDERS

Section 1. Each meeting of the stockholders shall be held at the principal office of the corporation in Honolulu, Hawaii, unless some other place in Honolulu is stated in the notice of meeting.

Section 2. The annual meeting of the stockholders shall be held on such date and time in the months of March, April, May or June as the chairman of the board of directors, or in the chairman’s absence or disability, the president may designate in each year, and if the chairman of the board of directors, or the president, as the case may be, shall fail to designate such date before the 1st day of April in any year then the annual meeting for that year shall be held on the fourth Tuesday in April at 10 o’clock a.m. At the annual meeting the stockholders shall elect the directors and auditor to hold office until the next annual meeting at which they are to be elected or until their successors shall be duly elected and qualified, and may transact any general business as is properly brought before the meeting in accordance with these By-laws.

No business may be transacted at the annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (b) who complies with the notice procedures set forth in this Section 2. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation, which notice is not withdrawn by such stockholder at or prior to such annual meeting.

To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of the board of directors, or the president, as the case may be, of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman or president shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3. Special meetings of stockholders shall be called by the secretary at any time upon request of the chairman of the board of directors, the president, any two directors of the corporation or the holders of not less than fifty-one percent of the issued and outstanding common stock of the corporation. A request must contain a brief description of the business to be brought before the special meeting by the person making the request, the reasons for conducting such business at such meeting and any material interest of the person making the request in such business. At any special meeting such business shall be brought before the stockholders and may be transacted as is specified in the notice for such meeting, except as provided in Section 9 of Article III of these By-laws.

Section 4. Notices of all stockholders’ meetings shall specify the class or classes of stock entitled to vote at such meeting, the place, day and hour of the meeting, and whether annual or special. Notice of each meeting of stockholders shall be given by mailing the same at least ten or fifteen (as hereinafter prescribed) days before the date set for such meeting, postage prepaid, and addressed to each common stockholder at the stockholder’s address as it appears upon the books of the corporation, in which case such mailing shall constitute sufficient notice to stockholders; provided, however, that whenever the holders of preferred stock have a right to vote at a stockholders’ meeting the notice of such meeting shall be given by mailing the same at least ten or fifteen (as hereinafter prescribed) days before the date set for such meeting, postage prepaid, and addressed to each common and preferred stockholder at the stockholder’s address as it appears upon the books of the corporation, in which case such mailing shall constitute sufficient notice to stockholders. All notices of stockholders’ meetings mailed to stockholders whose addresses as they appear upon the books of the corporation are in said Honolulu shall be mailed at least ten days before the date set for the related meeting. All notices of stockholders’ meetings mailed to stockholders whose addresses as they appear upon the books of the corporation are not in said Honolulu shall be mailed at least ten days before the date set for the related meeting if the same are mailed air mail, postage prepaid, and at least fifteen days before the date set for the related meeting if the same are mailed ordinary first class mail, postage prepaid. Non-receipt of any mailed notice shall not invalidate any business done at any meeting at which a quorum shall be present.

Section 5. Subject to the provisions set forth below, the holders of a majority of the shares of capital stock of the corporation outstanding and entitled to vote, present in person or by proxy at any meeting of stockholders, shall constitute a quorum for the transaction of business, and, if a quorum is present, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting and action of matters other than the election of directors shall be taken if the votes cast favoring the action exceed the votes cast opposing the action.

Each share of common stock shall be entitled to one vote, subject, however, to such limitation or loss of right as may be provided in resolutions which may be adopted from time to time creating issues of preferred stock or otherwise.

Whenever shares of preferred stock shall be outstanding and the holders of such shares shall be entitled to vote, each share of preferred stock shall be entitled to one vote unless the resolution creating the issue of preferred stock shall otherwise provide. Where shares of preferred stock shall be outstanding and shall be entitled to vote and the holders of common stock likewise entitled to vote, each share of common stock outstanding shall count as one vote (unless the resolution creating the issue of preferred stock shall otherwise provide) and each share of preferred stock outstanding shall count as one vote in determining the presence or absence at any meeting of a majority of outstanding shares and in determining whether the holders of a specific proportion of the capital stock outstanding have approved or disapproved of any action.

If any class of stock of the corporation shall by the terms of its issuance be not entitled to vote or if any class of stock by virtue of any resolution authorizing the issuance of preferred stock loses its right to vote, then such stock shall not be counted as a part of the issued and outstanding stock of the corporation for the purpose of determining the presence or absence of a quorum at any meeting or whether or not the holders of a specified proportion of the capital stock outstanding have approved or disapproved of any action.

Whenever pursuant to the provisions of the resolutions authorizing the issuance of shares of preferred stock the holders of the preferred stock shall vote as a class and the holders of the common stock shall vote as a class, the holders of a majority of the shares of each class outstanding shall constitute a quorum with respect to the voting of such class. Subject to the other provisions of this Section 5, if a quorum of the class is present, action on matters other than the election of directors is taken by the class if the votes cast within the class favoring the action exceed the votes cast opposing the action.

If there is no quorum at any meeting the stockholders present in person or by proxy at such meeting may adjourn from time to time to obtain the attendance of a quorum and no notice of any such adjournment need be given.

The provisions of this Section 5 of Article II are subject to any provisions of law or of the Articles of Incorporation or any resolution authorizing the issuance of shares of preferred stock or of these By-laws requiring with respect to any matters the approval or consent of designated percentages of the outstanding shares of stock or of the outstanding shares of any class thereof, or limiting or restricting the right of any class or classes of stock to vote with respect to any matters.

Section 6. Any stockholder may in writing authorize any person or corporation, one or more, to vote as the proxy or proxies of such stockholder at any meeting or meetings of the corporation, provided, however, that such authorization in writing must be filed with or presented to the corporation prior to or at any meeting or meetings at which such proxy or proxies may act pursuant thereto; provided, further, that, if two or more persons are named as proxies by or on behalf of the same stockholder, then at the sole discretion of the presiding officer of the meeting, the presiding officer may limit attendance at the meeting to one person so named. Any proxy authorization given pursuant to this section shall be valid and effective until written revocation thereof is filed with the corporation and the presence of a stockholder at any meeting with respect to which the stockholder has submitted a written proxy shall not of itself nullify such proxy. If any stockholder who has given a proxy is present at a meeting of stockholders, such proxy, unless the stockholder declares otherwise, shall be suspended during the time the stockholder is in attendance at the meeting. Before any person is entitled to vote, either as a stockholder or as the representative of a stockholder, any stock of the corporation, at the secretary’s discretion, the secretary may require such reasonable evidence as to the identity or the authority of such person to vote the stock of the corporation as the secretary may deem advisable.

Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority: (a) a stockholder may execute a writing authorizing another person or persons to act for him or her as proxy which may be accomplished by the stockholder or his or her authorized attorney-in-fact, officer, director, employee or agent signing such writing or causing the stockholder’s signature to be affixed to such writing by any reasonable means, including without limitation by facsimile signature, or (b) a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, facsimile, or other means of electronic transmission to the person or persons who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or similar agent duly authorized by the person or persons who will be the holder of the proxy to receive such transmission, provided that any such transmission shall specify that the transmission was authorized by the stockholder.

Section 7. An executor, administrator, guardian or trustee may vote in person or by proxy at any meeting of the corporation the stock of the corporation held by that person in such capacity, whether or not such stock shall have been transferred to that person’s name on the books of the corporation. In case the stock shall not have been so transferred to that person’s name on the books of the corporation that person shall, as a prerequisite to so voting, file with or present to the corporation a certified copy of that person’s letters as such executor, administrator or guardian, or that person’s appointment or authority as trustee. In case there are two or more executors, administrators, guardians or trustees, all or a majority of them may vote the stock in person or by proxy at any meeting of the corporation.

Section 8. The duly authorized representative of another corporation owning stock in the corporation or having authority to vote stock of another stockholder of the corporation shall be entitled to vote the stock so owned or represented.

Section 9. The stockholders having voting rights who shall be entitled to vote at any meeting of stockholders may be determined by Section 2 of Article XIV of these By-laws.

Section 10. Whenever the corporation shall have a class of equity securities registered pursuant to the Securities Exchange Act of 1934 which are listed on a national securities exchange or traded over-the-counter on a national securities market of the National Association of Securities Dealers, Inc. Automated Quotation System, no holder of shares of any class of capital stock of the corporation shall be entitled to cumulate votes in the election of directors.

Section 11. The officer or agent having charge of the corporation’s stock transfer books shall make a complete record of the shareholders entitled to vote at any meeting of shareholders or adjournment thereof, in accordance with the provisions of Section 415-31 of the Hawaii Business Corporation Act as in effect on June 19, 2001. Such record shall be produced and kept open at the time and place of the shareholders’ meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof, and such record shall not be produced and kept open for such inspection or copying at any other time and place except as may be required pursuant to Section 415-52 of the Hawaii Business Corporation Act as in effect on June 19, 2001. Failure to comply with the requirements of this Section 11 shall not affect the validity of any action taken at the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 1. There shall be a board of directors to consist of not less than five (5) nor more than eighteen (18) members, who need not be stockholders, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire board.

The directors, other than directors elected by the holders of preferred stock or any series of preferred stock voting separately as a class, shall be divided into three classes, designated Class I, Class II and Class III. Each class of such directors shall consist, as nearly as may be possible, of one-third of the total number of such directors constituting the entire board. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1988; each initial director in Class II shall hold office until the annual meeting of stockholders in 1989; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1990. Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his retirement, death, resignation or removal. If the number of directors is changed, other than to change the number of directors to be elected by the holders of preferred stock or any series of preferred stock, voting separately as a class, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors of any class of directors shorten the term of any incumbent director of any class of directors.

In the event holders of any preferred stock or any series of preferred stock are entitled to elect directors voting separately as a class, such holders shall be entitled to elect the number of directors provided for in the resolution authorizing the issuance of such stock subject to and upon the terms and conditions of such resolution, notwithstanding the number of directors fixed by the board of directors as provided for in this section of Article III.

Section 2. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the corporation’s Articles of Incorporation with respect to the rights of holders of preferred stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the board of directors (or any duly authorized committee thereof) or (ii) by any stockholder of the corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such meeting and (b) who complies with the notice procedures set forth in this Section 2.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation, which notice is not withdrawn by such stockholder at or prior to the meeting of stockholders.

To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of the annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (a) the name and record address of such stockholder, (b) the number of shares of Capital Stock of the corporation which are owned beneficially or of record by such stockholder, (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2. If the chairman of the board of directors, or the president, as the case may be, of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman or president shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3. Each meeting of the board of directors shall be held at the principal office of the corporation in Honolulu, Hawaii, unless some other place is stated in the notice of meeting. A meeting of the board of directors elected at an annual meeting of stockholders shall be held at the place of such annual meeting and immediately or as soon as practicable thereafter, and no notice thereof shall be necessary.

Section 4. The board of directors may establish regular meetings which shall be held in such places and at such times as it may from time to time by vote determine, and when any such meeting or meetings shall be so determined no further notice thereof shall be required.

Section 5. Special meetings of the board of directors may be called at any time by the chairman of the board of directors, or by the president or by any two directors.

Section 6. Except as otherwise expressly provided, notice of any meeting of the board of directors shall be given to each director by the secretary or by the person calling the meeting, by advising the director by telephone, by word of mouth or by leaving written notice of such meeting with the director or at the director’s residence or usual place of business not later than the day before the meeting. Non-receipt of any such notice shall not invalidate any business done at any meeting at which a quorum is present. No notice of a meeting need be given to any director who is at the time absent from the State of Hawaii. The presence of any director at any meeting shall be the equivalent of a waiver of the requirement of the giving of notice of said meeting to such director.

Section 7. A majority of the board of directors shall constitute a quorum for the transaction of business, except that a minority of the board may fill vacancies in the board as provided in Section 8 of this Article III. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 8. In case of any vacancies due to death, incapacity, resignation or otherwise in the board of directors, the remaining members of the board of directors (although less than a majority thereof) may fill the same by the affirmative vote of a majority of such remaining members, subject, however, to the provisions of Section 9 of this Article III.

Section 9. The stockholders of the corporation may at any special meeting of the stockholders remove from office any director or directors, for cause, and in the case of any such removal any vacancies on the board of directors arising from such removal which are not filled by the stockholders at such special meeting shall be filled by the remaining directors in accordance with the provisions of Section 8 of this Article III. In addition, the board of directors of the corporation, by the affirmative vote of a majority of the whole board, may remove from office any director or directors, for cause, and may fill the vacancies arising from such removal in accordance with the provisions of Section 8 of this Article III. Directors may not be removed except for cause as provided in this Section 9. “Cause” shall mean malfeasance in office, harassment of other directors or the officers or employees of the corporation, or other conduct which, in the opinion of the stockholders or the majority of the whole board of directors, is inimical or prejudicial to the interest of the corporation.

Section 10. The board of directors may create and appoint from its own membership such committees as it deems desirable, which shall have such functions and authority as the board of directors shall determine.

Section 11. Members of the board of directors or of a committee of the board of directors may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participating in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 12. Unless otherwise provided by law, any action required or permitted to be taken at any meeting of the board of directors, or of a committee of the board of directors, may be taken without a meeting, if all of the directors or all of the members of the committee, as the case may be, sign a written consent or written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consent or consents shall be filed with the minutes of directors’ meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote.

Section 13. The only limitation on the power and authority of the board of directors to determine the number of directors is that there shall be not less than five (5) nor more than eighteen (18) members. There shall be no other limitations, whether numerical, based on percentage increase or decrease in the number of directors, or otherwise, on the power and authority of the board of directors to determine the number of directors.

ARTICLE IV

OFFICERS

The officers of the corporation shall be a president, one or more vice presidents, a treasurer, a controller, and a secretary. Any two of the offices of vice president, treasurer, controller and secretary may be held by the same person. The officers shall be appointed annually by the board of directors at the first meeting thereof after the annual or special meeting of the stockholders at which the board of directors is elected, and shall hold office for one year and thereafter until their successors shall be duly appointed and qualified; provided, that the number of vice presidents may be changed from time to time by the board of directors at any meeting or meetings thereof and if increased at any time the additional vice president or vice presidents shall be appointed by the board of directors. There may also be such subordinate officers as the board of directors shall appoint. No officer or subordinate officer need be a stockholder and no officer or subordinate officer need be a director of the corporation.

ARTICLE V

CHAIRMAN OF THE BOARD

There may be a chairman of the board of directors appointed from time to time by the board of directors from its own members. If the president is a director of the corporation the president may be appointed by the board of directors as the chairman of the board of directors. Whenever there shall be a chairman of the board of directors, the chairman shall preside at all meetings of the stockholders and of the board of directors, and shall have such powers and perform such duties as may be assigned to the chairman of the board from time to time by the board of directors.

ARTICLE VI

PRESIDENT

If there shall be no chairman of the board of directors, or in the absence of the chairman of the board of directors, the president shall preside at meetings of the stockholders and of the board of directors. The president shall exercise general supervision and direction of the business and affairs of the corporation. The president shall, except as may otherwise be provided by resolution of the board of directors, have full authority to vote the shares of stock owned by the corporation at all meetings of other corporations in which the corporation may be a stockholder. The president shall have the powers and perform the duties customarily incidental to the office, and such other duties as may be given to the president elsewhere in these By-laws or as may be assigned to the president from time to time by the board of directors.

ARTICLE VII

VICE PRESIDENTS

The vice presidents, in such order or according to such system as the board of directors shall determine or adopt, shall assume and perform the duties of the president when the office of president is vacant or whenever the president, for any reason, cannot discharge the duties of the office. The vice presidents of the corporation shall have such other powers and duties as may be given to them elsewhere in these By-laws or as may be assigned to them from time to time by the board of directors or by the president.

ARTICLE VIII

TREASURER

The treasurer shall have the powers and perform the duties customarily incidental to the office and such other powers and duties as may be given to the treasurer elsewhere in these By-laws or as may be assigned to the treasurer from time to time. In the absence or disability of the treasurer, or if that office is vacant, the treasurer’s duties may be performed by the controller, the secretary or by an assistant treasurer. The directors may by resolution authorize the controller, the secretary or an assistant treasurer equally with the treasurer to have any or all of the powers and to perform any or all of the duties given to the treasurer in these By-laws.

ARTICLE IX

CONTROLLER

The controller shall have the powers and perform the duties customarily incidental to the office and such other powers and duties as may be given to the controller elsewhere in these By-laws or as may be assigned to the controller from time to time. In the absence or disability of the controller, or if that office is vacant, the controller’s duties may be performed by the treasurer, secretary or by an assistant controller. The directors may by resolution authorize the treasurer, the secretary or an assistant controller equally with the controller to have any or all of the powers and to perform any or all of the duties given to the controller in these By-laws.

ARTICLE X

SECRETARY

The secretary shall have the powers and perform the duties customarily incidental to the office; the secretary shall give notice of all meetings of the stockholders whenever requested to do so by the person thereunto duly authorized, and shall have such other powers and duties as may be given elsewhere in these By-laws or as may be assigned to the secretary from time to time. In the absence or disability of the secretary, or if that office is vacant, the secretary’s duties may be performed by the treasurer, the controller or by an assistant secretary. The directors may by resolution authorize the treasurer, the controller or an assistant secretary equally with the secretary to have any or all of the powers and to perform any or all of the duties given to the secretary in these By-laws.

ARTICLE XI

SUBORDINATE OFFICERS, AGENTS AND EMPLOYEES

Section 1. The board of directors may appoint assistant vice presidents, assistant treasurers, assistant controllers, and assistant secretaries and such other subordinate officers and such agents as may be deemed proper, who shall hold their positions at the pleasure of the board of directors and who shall have such powers and duties as may be determined by the board of directors. The authority to appoint or employ and to discharge subordinate officers and agents and to fix their powers and duties may be delegated by the board of directors to the president or any officer or officers of the corporation. The officer to whom the power to appoint subordinate officers is delegated by the board of directors shall report to the board the names and titles of all subordinate officers appointed by such officer. Any officer of the corporation may also be a subordinate officer, agent or employee.

Section 2. The salaries and compensation of all officers, subordinate officers and agents shall be determined by the board of directors. The authority to fix the salaries and compensation of subordinate officers and agents may be delegated by the board of directors to the president.

Section 3. The president shall have the control of all employees and shall determine the compensation of all employees other than that of the officers, subordinate officers and agents.

ARTICLE XII

REMOVALS AND VACANCIES

Section 1. The board of directors of the corporation may at any time remove from office or discharge from employment any officer, or subordinate officer, appointed by it or by any person under authority delegated by it, except insofar as such removal would be contrary to law.

Section 2. If the office of any officer, or subordinate officer, shall become vacant for any reason, the board of directors may appoint a successor to serve at its pleasure; provided, however, that if the board of directors shall have delegated to any officer the authority to employ or discharge such subordinate officer, then the officer to whom such authority shall have been delegated shall appoint a successor to the office of such subordinate officer, which shall so have become vacant, to serve during the pleasure of such appointing officer.

ARTICLE XIII

SHARES OF CAPITAL STOCK

Section 1. Shares of the capital stock of the corporation may be certificated or uncertificated. Except as expressly provided by law, there shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. The board of directors, by resolution, may authorize holders of the corporation’s shares to elect to hold their shares in certificated or uncertificated form. The authority to issue uncertificated shares shall not affect shares already represented by a certificate until the certificate is surrendered.

Section 2. In the case of certificated shares, certificates shall be in such form and device as the board of directors shall from time to time determine, provided that certificates shall plainly show at least the following information, together with any other information that may be required by law, rule or regulation, including the rules of any stock exchanges on which the shares are listed: (i) the certificate number and date of execution or issuance, (ii) the name of the corporation and that the corporation is organized under the laws of the State of Hawaii, (iii) the name of the person to whom the certificate has been issued or transferred, (iv) the number and class of shares, and the designation of the series, if any, the certificate represents, (v) a summary of the designations, relative rights, preferences and limitations applicable to each class of stock or each series within a class of stock (and the authority of the board of directors to determine variations for future series), or a statement that the corporation will furnish this information without charge upon written request by the stockholder, (vi) a statement that the shares are without par value, (vii) if applicable, a statement as to the existence of any restrictions on transfer or registration of transfer of the shares and (viii) if applicable, a statement as to the existence of any additional rights or privileges incident to ownership of the shares. Each certificate of stock shall be sealed with the corporate seal and signed by the president or by a vice president and also by the secretary or an assistant secretary or by the treasurer or an assistant treasurer; provided, however, that the board of directors may provide that stock certificates which are manually signed by a transfer agent or by a registrar may be sealed with only the facsimile seal of the corporation and signed on behalf of the corporation with only the facsimile signatures of its officers and subordinate officers as above designated. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

Section 3. In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the corporation shall send the stockholder a written statement (which may be referred to as a transaction advice) containing at least the following information, together with any other information required by law, rule or regulation, including the rules of any stock exchanges on which the shares are listed: (i) the name of the corporation and that the corporation is organized under the laws of the State of Hawaii, (ii) the name of the person to whom the uncertificated shares have been issued or transferred, (iii) the number and class of shares, and the designation of the series, if any, to which the transaction advice relates, (iv) a summary of the designations, relative rights, preferences and limitations applicable to each class of stock or each series within a class of stock (and the authority of the board of directors to determine variations for future series), or a statement that the corporation will furnish this information without charge upon written request by the stockholder, (v) a statement that the shares are without par value, (vi) if applicable, a statement as to the existence of any restrictions on transfer or registration of transfer of the shares and (vii) if applicable, a statement as to the existence of any additional rights or privileges incident to ownership of the shares. The transaction advice shall also contain a statement to substantially the following effect: “This transaction advice is merely a confirmation of the share ownership of the addressee according to the stock records of the corporation as of the time of its issuance. Delivery of this transaction advice, by itself, confers no rights on the recipient. This transaction advice is neither a negotiable instrument nor a security.”

ARTICLE XIV

TRANSFER OF SHARES OF CAPITAL STOCK

Section 1. Transfers of shares of the capital stock of the corporation shall be made only by the corporation’s duly appointed secretary, transfer agent or registrar on the books of the corporation in accordance with the written instructions of the registered holder thereof, or by his or her duly authorized attorney-in-fact. No such transfer shall be valid, except between the parties thereto, until such transfer shall have been recorded on the books of the corporation so as to show the date of the transfer, the names of the parties thereto, their addressees, and the number and description of the shares transferred. In the case of certificated shares, the transfer of shares of stock shall be made only upon surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power (with signature guarantee or such other satisfactory evidence or guarantee of authenticity and authority as the secretary, transfer agent or registrar may require) and the payment of all taxes thereon, and, if the transferred shares are to be certificated, the corporation shall issue one or more new certificates evidencing ownership of such shares by the new registered holder thereof. In the case of uncertificated shares, transfer of shares of stock on the records of the corporation shall be made only upon receipt of proper written or electronic transfer instructions from the registered owner or by his or her duly authorized attorney-in-fact or other authorized person (with signature guarantee or other satisfactory evidence or guarantee of authenticity and authority that the secretary, transfer agent or registrar may require) containing the following information: (i) the name, address and taxpayer identification number, if any, of the party transferring the shares, (ii) the number of shares transferred and the class of such shares, and the designation of the series, if any, and (iii) the name, address and taxpayer identification number, if any, of the party to whom the shares have been transferred and who, as a result of such transfer, is to become the new registered owner of the shares, and the payment of all taxes thereon. In the case of certificated shares or uncertificated shares that are to be transferred without certificates, such transfer shall be confirmed by the corporation’s sending of an appropriate transaction advice to the new registered holder thereof.

Section 2. The books for the transfer of stock may be closed as the board of directors may from time to time determine for a period not exceeding twenty days before the annual or any special meeting of stockholders or before the day appointed for the payment of any dividend, or before any date on which rights of any kind in or in connection with the stock are to be determined or exercised; provided, however, that in lieu of closing the books for the transfer of stock the board of directors may fix in advance a day as the record date for determination of stockholders to be entitled to have or exercise the right to receive notice, to vote, to receive dividends, or to receive or exercise any such rights. In the event that the books for the transfer of stock are to be closed the secretary may be directed by the board of directors to give such notice of such closing as the board of directors may deem advisable.

Section 3. In case of the loss, mutilation or destruction of any certificate for any share or shares of stock of the corporation, a duplicate certificate may be issued upon such terms as the board of directors may prescribe, including but not limited to the requirement that the person requesting the duplicate certificate provide a bond or an agreement of indemnity acceptable to the corporation. In the event that the board of directors has authorized the issuance of shares of the relevant class or series of stock without certificates, a transaction advice or other written statement as described in Section 3 of Article XIII may be issued in place of any lost, mutilated or destroyed certificate theretofore issued by the corporation, upon such terms (including without limitation, the requirement of a bond or indemnity) as the board of directors may prescribe.

Section 4. The corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof for any and all purposes whatsoever and shall not be bound to recognize any equitable, beneficial ownership or other claim to or interest in such share or shares on the part of any other claimant thereto, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 5. The board of directors shall have power and authority to make all such rules and regulations as they deem expedient, concerning the issue, transfer and registration of shares of the capital stock of the corporation.

Section 6. Shares of its capital stock acquired by the corporation become authorized and unissued shares of the corporation and the acquisition of such shares by the corporation shall be evidenced by the cancellation of such shares in the stock records of the corporation.

ARTICLE XV

EXECUTION OF INSTRUMENTS

All checks, dividend warrants and other orders for the payment of money, drafts, notes, bonds, acceptances, contracts, and all other instruments, except as otherwise provided in these By-laws, shall be signed by such person or persons as shall be provided by general or special resolution of the board of directors, and in the absence of any provision in these By-laws or any such general or special resolution applicable to any such instrument then such instrument shall be signed by any two of the following: the president, any vice president, the treasurer, the controller or the secretary. The board of directors may delegate to any officer or officers of the corporation the power to designate the person or persons to execute any such instrument on behalf of the corporation. The board of directors may provide that any such instrument may be executed on behalf of the corporation by the facsimile signature or signatures of such person or persons as may be designated by the board of directors or by any officer or officers to whom such power of designation may have been delegated by the board of directors; and the board of directors may provide that any such instrument may be sealed with the facsimile seal of the corporation.

ARTICLE XVI

IMMUNITY AND INDEMNIFICATION

Immunity of directors and officers of the corporation and indemnification by the corporation of directors and officers of the corporation from costs and expenses and liabilities shall be governed by the provisions relating thereto included in the Articles of Incorporation of the corporation and in any indemnity agreements between the corporation and any such director or officer.

ARTICLE XVII

FISCAL YEAR

The fiscal year of the corporation shall be the calendar year.

ARTICLE XVIII

AMENDMENT TO BY-LAWS

Section 1. These By-laws may be altered, amended or repealed or new By-laws enacted by the affirmative vote of a majority of the entire board of directors or at any regular meeting of the shareholders (or at any special meeting duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment or any new By-law provision or provisions is contained in the notice of such meeting).

Section 2. Notwithstanding anything contained in Section 1 of this Article XVIII to the contrary, either (i) the affirmative vote of the holders of at least 80 percent of the votes entitled to be cast by the holders of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) the affirmative vote of a majority of the entire board of directors with the concurring vote of a majority of the continuing directors, voting separately and as a subclass of directors, shall be required to alter, amend or repeal, or adopt any provision inconsistent with (a) the second paragraph of Section 2 of Article II relating to business properly brought before an annual meeting, (b) Section 3 of Article II, (c) Section 10 of Article II, (d) Section 1 of Article III, (e) Section 9 of Article III and (f) this Article XVIII. For purposes of this Article XVIII, the term “continuing director” shall mean any member of the board of directors who was a member of the board of directors on April 21, 1987 or who is elected to the board of directors after April 21, 1987, upon the recommendation of a majority of the continuing directors, voting separately and as a subclass of directors on such recommendation.

ARTICLE XIX

The corporation may issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights, options or warrants entitling the holders thereof to purchase from the corporation shares of any class or classes of stock. The board of directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued. The documents evidencing such rights, options or warrants, may include conditions on the exercise of such rights, options or warrants, including conditions that preclude the holder or holders, including any subsequent transferees, of at least a specified percentage of the common shares of the corporation from exercising such rights, options or warrants.

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